UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 14, 2017, MercadoLibre, Inc. (the “Company”) entered into privately negotiated capped call transactions with several financial institutions. The purpose of the transactions is to manage the future impact on MercadoLibre of conversions of its Convertible Senior Notes due 2019 (the “notes”).

The capped call transactions were entered into with several financial institutions (the “option counterparties”). They are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the total number of shares of MercadoLibre’s common stock underlying the notes. Upon conversion of the notes, the capped call transactions are expected generally to reduce the potential dilution to MercadoLibre’s common stock, in the event that the market price per share of MercadoLibre’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions. The strike price will be set based on the market price per share of MercadoLibre’s common stock over a reference period and be subject to certain adjustments substantially similar to those contained in the notes. If, however, the market price per share of MercadoLibre’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution upon conversion of the notes to the extent of such excess. MercadoLibre could also use the capped call transactions to partially offset cash payments, in excess of the principal amount of the notes, that it may elect to make under the terms of the notes, but it does not intend to make that election. If any notes are converted prior to maturity or MercadoLibre repurchases any notes prior to maturity, a corresponding portion of the capped call transactions may be terminated for value at the election of MercadoLibre.

MercadoLibre entered into capped call transactions in June 2014, when it issued the notes, and those transactions remain in effect. The capped call transactions entered into today are in addition to those previous transactions, and they have a higher strike price and cap price.

MercadoLibre has been advised that market activity by or on behalf of the option counterparties may affect the market for its common stock. In particular: (1) in connection with establishing their initial hedge positions with respect to the capped call transactions, the option counterparties expect to purchase MercadoLibre’s common stock and/or enter into various derivative transactions with respect to MercadoLibre’s common stock during a specified reference period, (2) from time to time the option counterparties may modify their hedge positions by entering into or unwinding various derivative transactions with respect to MercadoLibre’s common stock and/or purchasing or selling MercadoLibre’s common stock or other securities of MercadoLibre in secondary market transactions prior to the maturity of the notes; and (3) in order to unwind their hedge positions with respect to any exercised or terminated options, the option counterparties are likely to buy or sell shares of MercadoLibre’s common stock or other securities or instruments of MercadoLibre, including the notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock during the relevant valuation period under the capped call transactions, which generally corresponds to the observation period for the converted notes. Depending on market conditions at the time, these unwind activities could, to the extent the activity occurs during any observation period related to a conversion of notes, have the effect of increasing or reducing the value of the consideration that holders of the notes will receive upon conversion of the notes.

The Company is continuing to evaluate future options, including potential structured repurchase transactions, and may also seek to address the outstanding liability through other transactions.

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc’s quarterly report on Form 10-Q for the period ended June 30, 2017, its annual report on Form 10-K for the year ended December 31, 2016, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: September 14, 2017	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer